Exhibit 10.20.2

SECOND AMENDMENT

TO

PURCHASE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of November 26, 2003, between RLJ Tampa Hotel, LLC (“Seller”) and HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

WHEREAS, Seller and Barceló Crestline Corporation (“Barceló Crestline”) have entered into that certain Purchase Agreement dated as of October 10, 2003 (the “Original Agreement”); and

WHEREAS, Barceló Crestline has assigned all of its right, title and interest in and to the Original Agreement to Purchaser pursuant to that certain Assignment and Assumption Agreement dated as October 23, 2003; and

WHEREAS, Seller and Purchaser have entered into that certain First Amendment to Purchase Agreement dated as of November 25, 2003 (the “First Amendment”; the First Amendment and the Original Agreement are collectively referred to herein as the “Purchase Agreement”); and

WHEREAS, Purchaser and Seller have agreed to amend certain provisions of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The second sentence of Section 6.5 of the Purchase Agreement is amended and restated in its entirety as follows:

Purchaser may terminate this Agreement on or before December 15, 2003 by giving notice to Seller and the Deposit shall be returned to Purchaser and the parties shall have no further obligations to the other under this Agreement, except for those obligations which expressly survive the termination of this Agreement, if (i) Purchaser has acted in good faith and used commercially reasonable efforts to obtain Lender’s consent and approval to the assumption of Existing Debt and Purchaser is not approved by Lender, (ii) Purchaser is unable to assume the Existing Debt because Lender is not willing to approve the assumption based upon its review of an updated title report and other title matters, Survey or an updated environmental report, or (iii) Purchaser has acted in good faith and used commercially reasonable efforts to obtain Lender’s consent and approval to the assumption of Existing Debt and Purchaser is unable to reach agreement with Lender as to the assumption by Purchaser of the Existing Debt on substantially the same terms and conditions set forth in the Loan Documents. Seller may terminate this Agreement on or before December 15, 2003 by giving notice to Purchaser and the Deposit shall be returned to Purchaser and the parties shall have no further obligations to the other under this Agreement, except for those obligations which expressly survive the termination of this Agreement, if (i) the loan fees to be paid to the Lender exceed $170,000; provided that Seller shall not be entitled to terminate this Agreement if Purchaser agrees to pay Lender any loan fees in excess of $170,000, or (ii) Seller has acted in good faith and reasonably objects to any provision of the assumption of the Existing Debt by Purchaser to the extent that such provision affects Seller.

2. Except as amended by Section 1 above, the Purchase Agreement is unchanged and remains in full force and effect.

3. This Amendment may be executed in separate counterparts, the signatures on which may be by facsimile, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first above written.

SELLER: RLJ TAMPA HOTEL, LLC

By:	/s/ Thomas J. Baltimore

Name: Thomas J. Baltimore, Jr. Title: President

PURCHASER: HIGHLAND HOSPITALITY, L.P. By: Highland Hospitality Corporation, Its General Partner

By:	/s/ Tracy M. J. Colden

Name: Tracy M. J. Colden Title: Executive Vice President

Acknowledged And

Agreed:

BARCELÓ CRESTLINE CORPORATION

By:	/s/ Tracy M. J. Colden

Name: Tracy M. J. Colden Title: Executive Vice President

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